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Exhibit 3.32

Doc ID --> 199904200140

ARTICLES OF INCORPORATION

OF

AFK ACQUISITION CO.

        The undersigned, being a citizen of the United States, who desires to form a corporation for profit under the Ohio Revised Code, does hereby certify as follows:

        FIRST.    The name of the Corporation shall be AFK Acquisition Co.

        SECOND.    The place in Ohio where its principal office is to be located at Cincinnati, Hamilton County, Ohio 45202;

        THIRD.    The purpose for which the Corporation is organized shall be:

          To engage in any lawful act or acts for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

        FOURTH.    The maximum number of shares which the Corporation is authorized to have outstanding is Eight Hundred Fifty (850) all of which shall be Common Shares, without par value.

        FIFTH.    No holder of any shares of this Corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this Corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for security convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

        SIXTH.    This Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

        SEVENTH.    The affirmative vote of shareholders entitled to exercise a majority of the voting power shall be required to amend these Articles of Incorporation, approve mergers and to take any other action which by law must be approved by a specified percentage of all outstanding shares entitled to vote.

        IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 9th day of February, 1999.

/s/ THOMAS E. FROOMAN Thomas E. Frooman, Incorporator
613984.1

Doc ID --> 199906300267

[STATE OF OHIO SEAL] Prescribed by BOB TAFT, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form SH-AMD (January 1991)	Charter No. Approved Date Fee

CERTIFICATE OF AMENDMENT
by Shareholders to the Articles of Incorporation of

        AFK Acquisition Co.
                                                                                  (Name of Corporation)

        Anthony F. Kelly                                      , who is:

☐ Chairman of the Board        ☒ President        ☐ Vice President (check one)

and

        Joan L. Fedders                                      , who is: ☒ Secretary        ☐ Assistant Secretary (Check one)

of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

☐
a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on                         , 19            at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise             % of the voting power of the corporation.

☒
in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

Article First of the Articles of Incorporation of AFK Acquisition Co. is hereby amended in its entirity to read as follows:

  "Article First.    The name of the corporation shall be Walsh Enterprise Solutions, Inc."

        IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 25th day of February, 1999.

By	/s/ ANTHONY F. KELLY (Chairman, President, Vice Predisent)
Anthony F. Kelly
By	/s/ JOAN FEDDERS Joan Fedders (Secretary, Assistant Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required even if this

Doc ID --> 200002801773

[STATE OF OHIO SEAL]
Prescribed by J. Kenneth Blackwell

Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	1059108 [ILLEGIBLE] Expedite this form ☐ Yes $35 12-17-99

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

                                                                         Walsh Enterprise Solutions,  Inc.
(Name of Corporation)

              1059788
(charter number)

        Charles T. Walsh                                       , who is the President

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐
a meeting of the shareholders was duly called and held on                        , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise            % of the voting power of the corporation,

☒
in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

  Article First of the Articles of Incorporation of Walsh Enterprise Solutions, Inc.
  is hereby amended in its entirety to read as follows: "Article First. The name of the corporation shall be A. F. Kelly, Inc."

        IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed
    his      name on November 30, 1999
(gender)

By:	/s/ CHARLES T. WALSH
Title:	President

125-AMDS	Version: May 1, 1999

Doc ID --> 200229402810

[STATE OF OHIO SEAL]
www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

 Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail Form to one of the Following: ☐ Yes PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 *** ☒ No PO Box 1028 Columbus, OH 43216

2002 OCT 21 AM 11:05

Certificate of Amendment by
Shareholders or Members
(Domestic)
Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit	PLEASE READ INSTRUCTION	(2) Domestic Non-Profit
☐ Amended (122-AMAP)	☒ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	A. F. Kelly, Inc.
Charter Number	1059788
Name of Officer	David Stetson
Title	Attorney in Fact
☐
Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐
A meeting of the                   ☐    shareholders                    ☐    directors (non-profit amended articles only)

☐
members was duly called and held on
                                                                               (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise             % as the voting power of the corporation.

☒
In a writing signed by all of the        ☒    shareholders        ☐    directors (non-profit amended articles only)

☐
members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541	Last Revised: May 2002

Doc ID --> 200229402810

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is: Haverstick Government Services, Inc.
SECOND:	The place in the State of Ohio where its principal office is located is in the City of:
(city, village or township) (county)
THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is:
(Does not apply to box (2))

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ [ILLEGIBLE] Authorized Representative	October 16, 2002 Date
(See Instructions)
	Authorized Representative	Date
	Authorized Representative	Date

541	Last Revised: May 2002

Doc ID --> 200232302408

[STATE OF OHIO SEAL]
www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

 Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)
2002 NOV 19 AM 10:58	Expedite this Form: (Select One) Mail Form to one of the Following: ☐ Yes PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 *** ☒ No PO Box 1028 Columbus, OH 43216

Certificate of Amendment by
Shareholders or Members
(Domestic)
Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit	PLEASE READ INSTRUCTION	(2) Domestic Non-Profit
☐ Amended (122-AMAP)	☒ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	Haverstick Government Services, Inc.
Charter Number	1059788
Name of Officer	David Stetson
Title	Attorney in Fact/Vice President
☐
Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐
A meeting of the                   ☐    shareholders                    ☐    directors (non-profit amended articles only)

☐
members was duly called and held on
                                                                               (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise             % as the voting power of the corporation.

☒
In a writing signed by all of the        ☒        shareholders    ☐    directors (non-profit amended articles only)

☐
members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541	Last Revised: May 2002

Doc ID --> 200232302408

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is: Haverstick Government Solutions, Inc.
SECOND:	The place in the State of Ohio where its principal office is located is in the City of:
(city, village or township) (county)
THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is:
(Does not apply to box (2))

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ [ILLEGIBLE] Authorized Representative	November 5, 2002 Date
(See Instructions)
	Authorized Representative	Date
	Authorized Representative	Date

541	Last Revised: May 2002

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  Exhibit 3.32
ARTICLES OF INCORPORATION OF AFK ACQUISITION CO.
CERTIFICATE OF AMENDMENT by Shareholders to the Articles of Incorporation of
  2002 OCT 21 AM 11:05